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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-90053 and 333-30876) of Digital Insight Corporation of our report dated January 28, 2000, except as to note 13, as to which the date is March 6, 2000, relating to the financial statements that appear in this Annual Report on Form 10-K.


   /s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Woodlands Hills, California
March 27, 2000